Consent of Independent Registered Public Accounting Firm

AmTrust Financial Services, Inc.
New York, New York

We consent to the use in this Registration Statement on Form S-1 of our report dated April 28, 2006, and November 8, 2006 relating to the consolidated financial statements of AmTrust Financial Services, Inc., which is a part of this Registration Statement.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
November 8, 2006